Exhibit 5.1

Kilpatrick Townsend & Stockton LLP 701 Pennsylvania Avenue, NW, Suite 200 Washington, DC 20004 202 508 5800 www.ktslaw.com

May 16, 2025

Flagstar Financial, Inc.
102 Duffy Avenue
Hicksville, New York 11801

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Flagstar Financial, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 9,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may be issuable pursuant to one-time stock options granted as employment inducement awards (collectively, the “Inducement Awards”) to certain executive officers of the Company in accordance with Section 303A.08 of the New York Stock Exchange Listed Company Manual.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

 We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Inducement Awards, the Shares will be validly issued, fully paid and nonassessable.

 The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP